Exhibit 23A



Coopers & Lybrand L.L.P.


CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Calvert Group
Calvert Municipal Intermediate Funds


We consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement of Calvert Municipal Intermediate Funds:
California, Maryland, Virginia and National Municipal Intermediate Funds (the "Funds") on Form N-1A (File Numbers 33-44968 and 811-6525) of our reports dated February 6, 1998, on our audit of the financial statements and financial highlights of the Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants and Custodians" in the Statement of Additional Information.



COOPERS & LYBRAND, L.L.P.

/Coopers & Lybrand, L.L.P./

Baltimore, Maryland
April 23, 1998




Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland